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Exhibit 10.4 Employment Agreement for Timothy Walbridge

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 31st day of August 2000, between Redlands Centennial Bank (hereinafter referred to as "Employer"), and Timothy P. Walbridge (hereinafter referred to as "Executive").

                                   WITNESSETH:

         WHEREAS, Employer is desirous of employing Executive in the capacity hereinafter stated and Executive is desirous of being employed in the Employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   EMPLOYMENT

         Employer hereby employs Executive as its Executive Vice-President and Chief Lending Officer, and Executive accepts the duties that are customarily performed by the Executive Vice-President and Chief Credit Officer of a state-chartered banking institution and accepts all other duties described herein and agrees to discharge the same faithfully and to the best of his ability and consistent with past performances and the highest and best standards of the banking industry, in accordance with the policies of Employer's Board of Directors as established, and in compliance with all laws and Employer's Articles of Incorporation, Bylaws, Policies and Procedures. Executive shall devote his business time and attention to the business and affairs of Employer for which he is employed and shall perform the duties thereof to the best of his ability. Except as permitted by the prior written consent of Employee's Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by Employer's Board of Directors.

         Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer, as are customarily incident to the office of Executive Vice-President and Chief Credit Officer of a state-chartered banking institution.

                                      TERM

         Employer hereby employs Executive, and Executive hereby accepts employment with Employer for the period of three (3) years (the "Term"), commencing June 26, 2000, with such Term being subject to prior termination as hereinafter provided. Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided

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above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by Employer and Executive.

         Such Term shall be automatically extended for additional periods of one
(1) year unless Executive or Employer shall give written notice not less than thirty (30) days and not more than three (3) months prior to the expiration of the Term, of intention not to extend the Term.

                                  COMPENSATION

         In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a starting base salary of One Hundred Twenty-Five Thousand Dollars ($125,000) per year. Employer's Board of Directors shall in their discretion determine any increases in Executive's base salary after the first anniversary of the Term. Executive's salary shall be paid semi-monthly. Employer shall deduct there from all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this agreement.

         Upon execution of this Agreement, Executive shall receive a signing bonus of Fifteen Thousand Dollars ($15,000.00).

         Executive shall receive use of a bank credit card and use of a social country club membership.

                       BONUS AND SALARY CONTINUATION PLAN

         Executive shall be entitled to participate in Employer's Incentive Compensation Plan ("Bonus Plan"), which shall be at the discretion of the President and CEO.

         After six (6) months after commencement of employment, Employer shall establish a Salary Continuation Plan that shall pay Executive a minimum of Seventy Five Thousand Dollars ($75,000) per year for fifteen (15) years commencing on the earlier to occur on Executive's death or Executive reaching the age of sixty-five (65). Such Salary Continuation Plan shall be covered by a separate agreement. The Salary Continuation Plan Agreement shall be attached as an exhibit to this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to grant Executive any rights or benefits under a Salary Continuation Plan until Employer duly adopts such Plan. In the event of a Change of Ownership or Control during the employment of the Executive, the Salary Continuation Plan shall be vested according to the Plan.

                                  STOCK OPTIONS

         After the adoption of a new Employer stock option plan which is anticipated to be in January 2001, Employer shall grant Executive stock options to purchase fifteen thousand shares of Employer's common stock at the price per share set at the market value at the time of the grant. Options shall have a term of ten (10) years and are subject to a Stock Option Agreement to be


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executed by the parties. Vesting will be twenty percent (20%) per year commencing at the first anniversary date of the stock option agreement.

         Vested options may be exercised at any time during the remaining term of the stock option, provided Executive remains an employee of Employer. Notwithstanding the preceding sentence, if Executive is terminated and such termination is not for cause, then Executive shall have ninety (90) days to exercise all options vested with Executive as of the termination date as provided in the Stock Option Plan.

                            AUTOMOBILE REIMBURSEMENT

         Employer agrees to provide Executive with an automobile for use during employment. Said vehicle shall not exceed Forty Thousand Dollars ($40,000.00).

         Employer agrees to reimburse Executive for all ordinary and necessary expenses incurred by Executive on behalf of Employer, including automobile maintenance, gasoline, entertainment, meals, conventions and travel expenses.

         Employer shall provide for personal relocation expenses of Executive incurred in a relocation of Executive to Redlands up to maximum of Five Thousand Dollars ($5,000.00).

                                    INSURANCE

         Employer agrees to provide Executive with health and life insurance benefits, on the same basis that are now or may hereinafter be in effect for all other full-time employees. Provision of the insurance will commence on the Effective Date and may be subject to Executive passing the necessary physical examinations for qualification, if any. Employer may also apply for "key man" life insurance with Employer as beneficiary of the policy.

                                    VACATION

         Executive shall be entitled to accrue up to four (4) weeks vacation during each twelve (12) month period with at least two (2) weeks to be taken in a single consecutive period. Vacation benefits shall not accrue above one-hundred-sixty (160) hours at any time. Employer's Board of Directors, in its discretion, may waive the provision with respect to unused vacation time.

                                   TERMINATION

         Employer shall have the right to terminate the employment of Executive "at will" pursuant to California Labor Code Section 2922 by service of written notice. Termination "at will" includes but is not limited to the following:

(a) physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 180 days, or by death. In the event of such disability, Employer will provide salary continuation for 180 days, less accrued sick leave. Accrued sick leave is to be utilized until exhausted prior to salary continuation provided herein; or


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determination by Employer's Board of Directors that the continued employment of
Executive is not desired for any reason or no reason at all, solely within the discretion of the Employer's Board of Directors.

Additionally, Employer shall have the right to terminate this Agreement for cause for any of the following reasons by serving written notice upon Executive:

         willful breach of, habitual neglect of, willful failure to perform, or inability to perform, Executive's duties and obligations as Executive Vice President and Chief Credit Officer; or

         illegal conduct, constituting a crime involving moral turpitude, conviction of a felony, or any conduct detrimental to the interests of Employer;

         In the event of termination for cause, Executive shall not receive any further compensation, including severance payment of any kind, after the date of termination. In the event this Agreement is terminated "at will" or for any of the reasons other than for cause, Executive shall be entitled to termination pay in an amount equal to twelve (12) months of Executive's then base annual salary. Such termination pay shall be paid in one lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement in addition to any pay in lieu of vacation accrued to, but not taken as of the date of termination, other than rights, if any, to exercise any of the stock options vested prior to such termination. The insurance benefits provided herein shall be extended at Employer's sole cost until the end of the month in which Executive is terminated.

         Executive shall give thirty (30) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment.

                     ACQUISITION OR DISSOLUTION OF EMPLOYER

         This Employment Agreement shall not be terminated by the voluntary or involuntary dissolution of the Employer. Notwithstanding the foregoing, in the event proceedings for liquidation of Employer commenced by regulatory authorities, this Agreement and all rights and benefits hereunder shall terminate. In the event of a Change of Ownership or Control occurs during the employment of the Executive and if the Executive's position is either eliminated or materially changed, the Executive shall receive an amount equal to twelve
(12) months of the then current annual salary in full and complete satisfaction of any and all rights which Executive may enjoy hereunder other than the right, if any, to fully exercise all of the stock options thus far granted, such Options shall become fully vested according to the Stock Option Plan. The Executive may choose to receive said amount in a lump sum or in monthly payments. In the event of a Change of Control, the acquiring entity shall assume all obligations under this Agreement and, in the event that any benefits hereunder are subject to 280G and constitute an excess parachute payment thereunder, shall reimburse the Executive for any excise taxes due on such payment. Change of Ownership shall have occurred on the date of (i) a merger, where the Bank is not the surviving corporation; (ii) a consolidation, where the Bank is not the surviving corporation; (iii) a transfer to another entity of all or substantially all of the assets of the Bank; (iv) an acquisition by a financial institution,

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company, individual or individuals acting as a group of more than fifty percent
(50%) of the then outstanding shares of the Bank are held by a person or group of persons (whether or not acting in concert) not the holder of more than fifty percent (50%) of the shares on the Commencement Date of this Agreement; or (v) during any period of twenty-four consecutive months, individuals who at the beginning of such period where members of the Board of Directors of the Bank (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank, Provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least seventy-five percent (75%) of all the directors compromising the Incumbent Board shall, for the purposes hereof, considered as though such a person were a member of the Incumbent Board.
                                 INDEMNIFICATION

         To the extent permitted by law, Employer shall indemnify Executive if he was or is a party or is threatened to be made a party in any action brought by a third party against Executive (whether or not Employer is joined as a party defendant) against expenses, judgments, fines, settlements and other amounts actual and reasonably incurred in connection with said action of Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of Employer (and with respect to a criminal proceeding if Executive had not reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer. Employer retains the right to designate defense counsel in the event of such action.

                                  TRADE SECRETS

         During the Term, Executive will have access to and become acquainted with what Executive and Employer acknowledge as trade secrets. Trade secrets and confidential information, as used in this agreement, shall mean information or materials which are related to the business and operation of the Company, including, but not limited to: the methods, practices and procedures of the Company which are disclosed to Employee or which Employee becomes aware of as an employee of the Company, any other information or material which is proprietary to or designated as a trade secret or confidential information by the Company, which Employee may obtain knowledge through, of, or as a result of Employee's relationship with the Company, access to the Company's premises, or communications with the Company's employees.

         Without limiting the generality of the foregoing, trade secrets and confidential information includes, but is not limited to the following types of information and other information of a similar nature (whether or not reduced to writing or still in development); customer lists; rolodexes; confidential operating manuals; procedures; marketing techniques; materials; marketing timetables; strategic development plans; financial information; specifications; techniques; data; documentation; diagrams; flow charts; research; development; and processes.

         Employee understands that trade secrets and confidential information have been developed or obtained by the Company by the investment of significant time, effort and expense, and that such trade secrets and confidential information provide the Company with a significant competitive advantage in its business.

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                                 NON-COMPETITION

         During the term of this Agreement, Executive will not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

                               RETURN OF DOCUMENTS

         Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representatives shall promptly deliver possession of all said property to Employer in good condition.

                                     NOTICES

         Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed as follows:

         TO BANK:                   Redlands Centennial Bank
                                    218 East State Street
                                    Redlands, California 92373
                                    Attention:  Board of Directors

         TO EXECUTIVE:              Mr. Timothy P. Walbridge
                                    1914 Cobblefield Way
                                    Glendora, California 91740

         Any party hereto may change its or his address for purposes of this Section by giving notice in accordance herewith.

                              BENEFIT OF AGREEMENT

         This Agreement shall insure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.

                                 APPLICABLE LAW

         This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof, and the performance of the parties hereto and their respective duties and obligations hereunder.


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                         CAPTIONS AND PARAGRAPH HEADINGS

         Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                               INVALID PROVISIONS

         Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

                                ENTIRE AGREEMENT

         This Agreement contains the entire agreement of the parties and is supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer, except to the extent that it is contemplated that Executive and Employer may enter into a stock option agreement and/or salary continuation agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an Agreement in writing signed by the Employer and Executive.

                                 CONFIDENTIALITY

         This Agreement is to be held confidential. Willful breach of such confidentiality by Executive may result in the termination of Executive for cause pursuant to paragraph 9 above.

                                   ARBITRATION

         Any dispute regarding any aspect of this Agreement, including but no limited to its formation, performance or breach ("arbitrable dispute"), shall be submitted to arbitration in San Bernardino County, California, before a single experienced employment arbitrator licensed to practice law in California and selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, as the exclusive forum for resolving such claims or dispute. The arbitrator shall not have authority to modify or change the Agreement in any respect. The prevailing party in any such arbitration shall be awarded its costs, expenses, and actual attorney's fees incurred in connection with the arbitration. Bank and Executive shall each be responsible for payment of one-half the amount of the arbitrator's fee(s). The arbitrator's decision and/or award will be fully enforceable and subject to an entry of judgment by the Superior Court of the State of California for the County of Los Angeles. Should any part to this Agreement hereafter institute any legal action or administrative proceeding against the other with respect to any Claim waived by this Agreement or pursue any arbitrable dispute by any method other than arbitration, the responding party shall recover from the initiating party all damages, costs, expenses, and attorneys' fees incurred as a result of such action.


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                                   LEGAL COSTS

         If either Executive or Employer commences an action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                           REDLANDS CENTENNIAL BANK


Dated:  August 31, 2000          By:       /s/ DOUGLAS C. SPENCER
                                           ---------------------------------
                                           Douglas C. Spencer
                                           President and Chief Executive Officer


\                                          EXECUTIVE


Dated:  August 31, 2000          By:       /s/ TIMOTHY P. WALBRIDGE
                                           ---------------------------------
                                           Timothy P. Walbridge



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